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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements of Industrial Distribution Group, Inc. listed below of our report dated February 18, 2003, with respect to the consolidated financial statements and schedule of Industrial Distribution Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

* Registration Statement No. 333-45323 on Form S-8 pertaining to the Industrial Distribution Group, Inc. Stock Incentive Plan

* Registration Statement No. 333-41921 on Form S-8 pertaining to the Industrial Distribution Group, Inc. Amended and Restated Employee Stock Purchase Plan

* Registration Statement No. 333-78005 on Form S-8 pertaining to the Industrial Distribution Group, Inc. Management Incentive Program

* Registration Statement No. 333-51851 on Form S-3 pertaining to the Post effective Amendment No. 3 on Form S-3 to Form S-1 Registration Statement

* Registration Statement No. 333-58072 on Form S-8 pertaining to the Industrial Distribution Group, Inc. Amended and Restated Employee Stock Purchase Plan

* Registration Statement No. 333-85480 on Form S-3 pertaining to the Industrial Distribution Group, Inc. registration of shares of common stock


                                                          /s/ Ernst & Young LLP

Atlanta, Georgia
March 21, 2003